Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 333-38011) pertaining to the 1997 Long-Term Incentive Plan, 1997 Non-Employee Director’s Stock Plan, and 1998 Employee Stock Purchase Plan of Comfort Systems USA, Inc.

(2)   Registration Statement (Form S-8 No. 333-44354) pertaining to the 2000 Incentive Plan of Comfort Systems USA, Inc.

(3)   Registration Statement (Form S-8 No. 333-44356) pertaining to the 401K Plan of Comfort Systems USA, Inc.

(4)  Registration Statement (Form S-8 No. 333-138377) pertaining to 2006 Equity Incentive Plan and 2006 Stock Options/SAR Plan for Non-Employee Directors.

of our reports dated February 27, 2007, with respect to the consolidated financial statements of Comfort Systems USA, Inc., Comfort Systems USA, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Comfort Systems USA, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

ERNST & YOUNG LLP

Houston, Texas
February 28, 2007